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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange
                                 Act of 1934


                     Date of Report: September 20, 1996


                           ASA INTERNATIONAL, LTD.
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           (Exact name of registrant as specified in its charter)



         Delaware                       0-14741                  02-0398205
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(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)



            10 Speen Street, Framingham, Massachusetts          01701
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             (Address of Principal Executive Offices)         (Zip Code)


      Registrant's Telephone Number Including Area Code: (508) 626-2727
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                                TABLE OF CONTENTS

                                    FORM 8-K

                               September 20, 1996



Item                                                                      Page
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Item 5. Other Event                                                         1

Item 7. Exhibit                                                             1

Signatures                                                                  2

Exhibit                                                                   E-1





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Item 5. Other Event
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     Effective August 30, 1996, the Company entered into an asset purchase agreement (the "Agreement") with Progressive Computer Systems, Inc., ("Progressive"), a Washington corporation. Under the terms of the Agreement, the Company will acquire all of the assets of Progressive, with the exception of any causes of action running to Progressive, and will assume certain specified liabilities of Progressive. The purchase price paid by the Company is $400,000, which shall be adjusted downward in accordance with any reduction in Progressive's accounts receivable at the time of closing as compared to Progressive's accounts receivable on August 30, 1996. During the period prior to the closing, the Company will make operating advances to Progressive, which will be deducted from the purchase price at closing in the event they are not repaid, and will license for sale certain software owned by Progressive. After closing, the Company intends to use the assets acquired from Progressive in the operation of its Tire Systems division.

Item 7. Exhibit
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        The following exhibit is filed herewith:

        2 Agreement by and between the Company and Progressive dated as of August 30, 1996.



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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ASA International, Ltd.



                                               By:/s/ Alfred C. Angelone
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                                                  Alfred C. Angelone
                                                  Chief Executive Officer



Date: September 20, 1996




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